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                                                                       EXHIBIT 5

                                                     December 21, 1995

Apollo Group, Inc.
4615 East Elwood Street
Phoenix, Arizona 85040

       RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3, including amendments and exhibits thereto (the "Registration Statement"), for the proposed offer and sale of up to 3,162,500 shares of Class A Common Stock of Apollo Group, Inc. (the "Company"), which includes 412,500 of such shares which may be sold pursuant to an underwriters' over-allotment option (the "Shares"), by certain of the Company's shareholders, we are of the opinion that the Shares are legally issued, fully paid, and nonassessable.

         In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

                   (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

                  (ii) the accuracy, completeness, and genuineness of all representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

                 (iii)  the accuracy and completeness of Company records.

         The opinions expressed herein are limited solely to the laws of the State of Arizona. We express no opinion on the laws of any other jurisdiction or principles of conflicts of law and can assume no responsibility for the applicability or effect of any such laws or principles.
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Apollo Group, Inc.
December 21, 1995
Page 2

         The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.


                                                     Very truly yours,


                                                     SNELL & WILMER L.L.P.